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Exhibit 23

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Annual Report on Form 10-K of Providian Financial Corporation of our reports dated March 30, 2005, with respect to (i) the consolidated financial statements of Providian Financial Corporation and (ii) Providian Financial Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Providian Financial Corporation, included in the 2004 Annual Report to Shareholders of Providian Financial Corporation.

        We consent to the incorporation by reference in the following Registration Statements:

  Registration Statement No. 333-99475 on Form S-3, as amended (pertaining to the Providian Financial Corporation Dividend Reinvestment and Direct Stock Purchase Plan),

  Registration Statement No. 333-55937 on Form S-3 (pertaining to the registration of common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, stock purchase units, preferred securities, guarantees and other units),

  Registration Statement No. 333-28767 on Form S-8, as amended (pertaining to the Providian Financial Corporation 1997 Stock Option Plan and the Providian Financial Corporation Stock Ownership Plan),

  Registration Statement No. 333-57409 on Form S-8 (pertaining to the Providian Financial Corporation 1997 Employee Stock Purchase Plan),

  Registration Statement No. 333-81893 on Form S-8, as amended (pertaining to the Providian Financial Corporation 1999 Non-Officer Equity Incentive Plan), and

  Registration Statement No. 333-33806 on Form S-8 (pertaining to the Providian Financial Corporation 401(k) Plan),

of our reports dated March 30, 2005, with respect to (i) the consolidated financial statements of Providian Financial Corporation and (ii) Providian Financial Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Providian Financial Corporation, incorporated herein by reference.

/s/ Ernst & Young LLP

San Francisco, California
March 30, 2005

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  Exhibit 23
Consent of Independent Registered Public Accounting Firm